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                                   EXHIBIT 4.1
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Number: WC0249A                                               **957,142** Shares

                               SEDONA CORPORATION
                               ------------------
         Incorporated under the laws of the Commonwealth of Pennsylvania

                          COMMON STOCK PURCHASE WARRANT
                          -----------------------------

NOTICE: On August 25, 1999, the Holder exercised 1,142,858 shares of the original 2,100,000 share Warrant represented by Cert. No WC0249. This Cert. No. WC0249A represents the remaining 957,142 shares.


DATED:   June 1, 1997
         ----------------------------
Number of Shares:      957,142
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Holder:           BROAD CAPITAL ASSOCIATES
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Address:       152 West 57th Street - 54th Floor, New York, NY  10019
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1. THIS CERTIFIES THAT the Holder is entitled to purchase from SEDONA
CORPORATION (formerly known as Scangraphics, Inc.), a Pennsylvania corporation (hereinafter called the "Company"), at $1.75 per share the number of shares of the Company's common stock ("Common Stock") set forth above.

2. All rights granted under this Warrant shall expire on June 1, 2001, subject to earlier termination as set forth in Section 3.

3. Early Expiration.

   A. The following terms shall have the following definitions:

      1. Effective Date means the date of the effectiveness of the registration statement (the "Registration Statement") referred to in a Subscription Agreement dated as of the date of this Warrant (the "Subscriptions Agreement").

      2. The "30-day Price" means the closing bid (on NASDAQ or such other securities exchange where the common stock may then be listed) of the Common Stock on not less than 30 days in any consecutive 45-day periods (the "Test Period") which begins after the Effective Date and through which the Registration Statement continues to be effective.

   B. If any 30-day Price is not less than $8.00 per share in any Test Period, then, as of the end of such Test Period, this Warrant shall expire as to 1/3 of the shares of Common Stock initially purchasable thereunder.

   C. If any 30-day Price is not less than $10.00 per share in any Test Period, then, as of the end of such Test Period, this Warrant shall expire as to 2/3 of the shares of Common Stock initially purchasable thereunder on a basis which is cumulative with any expiration theretofore occurring under Section (B).

   D. If any 30-day Price is not less that $12.00 per share in any Test Period, then, as of the last day of the Test Period, this Warrant shall expire in full.

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4. Notwithstanding anything to the contrary contained herein, Holder shall not have the right to exercise this Warrant so long as and to the extent that at the time of such exercise, such exercise would cause the Holder then to be the "beneficial owner" of five percent (5%) or more of the Company's then outstanding Common Stock. For purposes hereof, the term "beneficial owner" shall have the meaning ascribed to it in Section 13(d) of the Securities Act of 1934. The opinion of legal counsel to Holder, in form and substance satisfactory to the Company and the Company's counsel, shall prevail in all matters relating to the amount of Holder's beneficial ownership.

5. This Warrant and the Common Stock issuable on exercise of this Warrant (the "Underlying Shares") may be transferred, sold, assigned or hypothecated, only if registration by the Company under the securities Act of 1933 (the "Act") or if the Company has received from counsel to the Company a written opinion to the effect that registration of the Warrant or the Underlying Shares in not necessary in connection with such transfer, sale, assignment or hypothecation. The Warrant and the Underlying Shares shall be appropriately legended to reflect this restriction and stop transfer instructions shall apply. The Holder shall through its counsel provide such information, as is reasonably necessary in connection with such opinion.

6. The Holder of this Warrant is entitled to certain registration rights under the Subscription Agreement.

7. Any permitted assignment of this Warrant shall be effected by the Holder by
(i) executing the form of assignment at the end hereof; (ii) surrendering the Warrant for cancellation at the office of the Company, accompanied by the opinion of counsel to the Company referred to above; and (iii) unless in connection with an effective registration statement which covers the sale of this Warrant and or the shares underlying the Warrant, delivery to the Company of a statement by the transferee (in form acceptable to the Company and its counsel) that such Warrant is being acquired by the Holder for investment and not with a view to its distribution or resale; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder) hew Warrants representing in the aggregate rights to purchase the same number of Shares as are purchasable under the Warrants surrendered. Such Warrants shall be exercisable immediately upon any such assignment of the number of Warrants assigned. The transferor will pay all relevant transfer taxes. Replacement Warrants shall bear the same legend as is borne by this Warrant.

8. The term "Holder" should be deemed to include any permitted record transferee of this Warrant.

9. The Company covenants and agrees that all shares of Common Stock which may be issued upon exercise hereof will, upon issuance, be duly and validly issued, fully paid and non-assessable and no personal liability will attach to the holder thereof. The Company further covenants and agrees that, during the periods within which this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock for issuance of this Warrant and all other Warrants.

10. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

11. In the event that as a result of reorganization, merger, consolidation, liquidation, recapitalization, stock split, combination of shares or stock dividends payable with respect to such Common Stock, the outstanding shares of Common stock of the Company are at any time increased or changed into or exchanged for a different number or kind of shares or other security of the Company or of another corporation, then appropriate adjustments in the number and kind of such securities then subject to this Warrant shall be made effective as of the date of such occurrence so that the position of the Holder upon exercise will be the same as it would have been had it owned immediately prior to the occurrence of such events the Common Stock subject to this Warrant. Such adjustment shall be made successively whenever any event listed above shall occur and the Company will notify the Holder of the Warrant of each such adjustment. Any fraction of a share resulting from any adjustment shall be eliminated and the price per share of the remaining shares subject to this Warrant adjusted accordingly.

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12. The rights represented by this Warrant may be exercised at any time within the period above specified by (i) surrender of this Warrant (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (ii) payment to the Company of the exercise price for the number of Shares specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any; and (iii) unless in connection with an effective registration statement which covers the sale of the shares underlying the Warrant, the delivery to the Company of a statement by the Holder (in form acceptable to the Company and its counsel) that such Shares are being acquired by the Holder for investment and not with a view to their distribution or resale.

13. The certificates for the Common Stock so purchased shall be delivered to the Holder within a reasonable time, not exceeding five business days after all requisite documentation has been provided, after the rights represented by this Warrant shall have been so exercised, and shall bear a restrictive legend with respect to any applicable securities laws.

14. This Warrant shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. The federal and state courts in the city of Philadelphia shall have exclusive jurisdiction over this instrument and the enforcement thereof. Service of process shall be effective if by certified mail, return receipt requested. All notices shall be in writing and shall be deemed given upon receipt by the party to whom addressed. This instrument shall be enforceable by decrees of specific performance as well as other remedies.

     IN WITNESS WHEREOF, SEDONA CORPORATION has caused this Warrant to be signed by its duly authorized officers under Its corporate seal and to be dated as of the date set forth above.


                               SEDONA CORPORATION

                                              By: /S/ Laurence L. Osterwise
                                                  ------------------------------

                                                          (Apply Corporate Seal)




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